UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 24, 2003

3W CYBER LOGISTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-32525
(Commission File Number)

88-0409155
(IRS Employer Identification No.)

1208-808 Nelson Street Vancouver, British Columbia, Canada

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604-638-8018

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant

In June, 2003, 3W Cyber Logistics, Inc. ("3W") decided to engage new auditors as its independent accountants to audit its financial statements. 3W's Board of Directors approved the change of accountants from Weinberg & Company, P.A. to Webb & Company, P.A. effective on June 24, 2003. The decision to change accountants was based on the fact that Derek M. Webb, the auditor at Weinberg & Company, P.A. who was primarily responsible for the review and audit of 3W's financial statements, left his position at Weinberg & Company to establish his own accounting firm called Webb & Company, P.A.

During 3W's recent fiscal years ended August 31, 2002 and 2001, and any subsequent interim periods preceding the change in accountants, there were no disagreements with Weinberg & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The report on the financial statements prepared by Weinberg & Company, P.A. for either of the fiscal years ended August 31, 2002 and 2001 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles. The report on the financial statements prepared by Weinberg & Company, P.A. for the years ended August 31, 2002 and 2001 was, however, modified as to uncertainty as the report contained a modifying paragraph with respect to 3W's ability to continue as a going concern.

3W will provide Weinberg & Company with a copy of this Current Report on Form 8-K immediately after it is filed with the SEC, and will request that Weinberg & Company furnish 3W with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree.

3W has engaged the firm of Webb & Company effective June 25, 2003. In connection with the fiscal years ended August 31, 2002 and 2001 and any subsequent interim periods preceding the change in accountants, Webb & Company was not consulted on any matter relating to accounting principles to a specific completed or proposed transaction or the type of audit opinion that might be rendered on our financial statements. In connection with the fiscal years ended August 31, 2002 and 2001 and any subsequent interim periods preceding the change in accountants, Webb & Company did not provide any written or oral advice that was an important factor considered by it in reaching any decision as to the accounting, auditing or financial reporting issues.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3W CYBER LOGISTICS, INC .

Date: July 4, 2003

/s/ Paul Dunn
Paul Dunn
President and Director